As filed with the Securities and Exchange Commission on June 24, 2010

Registration No. 333-148954

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EMERGENCY MEDICAL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-3738384
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

6200 S. Syracuse Way, Suite 200
Greenwood Village, CO  80111-4737
(303) 495-1200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Craig Wilson, Esq.

Carl Berglind, Esq.

Emergency Medical Services Corporation

6200 S. Syracuse Way, Suite 200, Greenwood Village, CO  80111-4737

(303) 495-1200

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Lynn Toby Fisher, Esq.

Joel I. Greenberg, Esq.

425 Park Avenue
New York, New York  10022
(212) 836-8000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment No. 1”) relates to the Registration Statement (the “Registration Statement”) on Form S-3 (File No. 333-148954) of Emergency Medical Services Corporation (the “Company”), that was filed with the Securities and Exchange Commission on January 30, 2008.  The Registration Statement registered 500,000 shares of class A common stock (“Common Stock”) of the Company for issuance pursuant to the Company’s Second Amended and Restated Long-Term Incentive Plan to “Eligible Independent Contractors” and “Eligible PA Employees,” as such terms are defined in the Plan.

Pursuant to the Registration Statement, the Company has sold 15,676 shares of Common Stock under the Registration Statement to date.  The Company is filing this Amendment No. 1 to deregister 200,000 unsold shares of Common Stock from the Registration Statement.

Item 16.  Exhibits.

Exhibit	Description

24.1	Power of Attorney (incorporated by reference and included on the signature pages of the Registration Statement on Form S-3 filed with the Commission on January 30, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on June 24, 2010.

EMERGENCY MEDICAL SERVICES CORPORATION

By:	/s/ William A. Sanger
William A. Sanger
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	*	Chairman, President, Chief Executive	June 24, 2010
	William A. Sanger	Officer and Director
(Principal Executive Officer)

	*	Chief Financial Officer	June 24, 2010
	Randel G. Owen	(Principal Financial Officer)

	/s/ Jason Standifird	Chief Accounting Officer	June 24, 2010
	Jason Standifird	(Principal Accounting Officer)

	/s/ Kevin E. Benson	Director	June 24, 2010
Kevin E. Benson

	*	Director	June 24, 2010
Steven B. Epstein

	*	Director	June 24, 2010
Paul B. Iannini, M.D.

	*	Director	June 24, 2010
James T. Kelly

	*	Director	June 24, 2010
Robert M. Le Blanc

	*	Director	June 24, 2010
Michael L. Smith

*By:	/s/ William A. Sanger
William A. Sanger,
Attorney-in-Fact

EXHIBIT INDEX

Exhibit	Description

24.1	Power of Attorney (incorporated by reference and included on the signature pages of the Registration Statement on Form S-3 filed with the Commission on January 30, 2008)